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                                                                    EXHIBIT 99.3

                                 REVOCABLE PROXY

                          WASHINGTON COMMERCIAL BANCORP

                         SPECIAL MEETING OF SHAREHOLDERS

                                 AUGUST 18, 2005

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Carmen Swent and Heather Schidler, and each of them, as a true and lawful attorney and proxy, with full power of substitution, to vote on behalf of the undersigned all of the shares of common stock of Washington Commercial Bancorp the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 18, 2005, or any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. MERGER WITH VENTURE FINANCIAL GROUP, INC. Approval of the Agreement and Plan of Reorganization dated April 21, 2005 by and among Washington Commercial Bancorp, Venture Financial Group, Inc., Venture Bank and Redmond National Bank. If approved, Washington Commercial Bancorp would merge with and into Venture Financial Group, Inc., and shareholders of Washington Commercial Bancorp will receive the right to merger consideration in exchange for their shares of WCB common stock as set forth in the Agreement and Plan of Reorganization.

            FOR [   ]         AGAINST [   ]           ABSTAIN [   ]


2. OTHER MATTERS. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

IF SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS YOUR VOTE TO APPROVE PROPOSAL 1. UNDER WASHINGTON LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.

Dated:                  , 2005
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Dated:                  , 2005
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PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S) (WHICH
SHOULD BE THE SAME AS APPEARS ABOVE AND ON THE ADDRESS LABEL ON THE ENVELOPE IN WHICH THIS PROXY WAS SENT TO YOU), INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. A CORPORATION MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. ALL CO-OWNERS MUST SIGN.